Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of of Zapp Electric Vehicles Group Limited pertaining to the amended 2024 Long Term Incentive Plan, of our report dated January 30, 2025, relating to the consolidated financial statements of Zapp Electric Vehicles Group Limited, which appears in the Annual Report on Form 20-F for the year ended September 30, 2024.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP
London, United Kingdom
November 25, 2025